UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2010

GOLD RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-34857 (Commission File Number)	84-1473173 (I.R.S. Employer Identification No.)

2886 Carriage Manor Point
Colorado Springs, CO 80906
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number including area code:   (303) 320-7708

    Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders

Gold Resource Corporation (the “Company”) held its annual shareholders’ meeting on November 4, 2010.  At the annual meeting, the shareholders elected the five director nominees to the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and duly qualified.  The shareholders also approved the amendment to the Company’s Articles of Incorporation to increase its authorized capital from 60 million shares of common stock to 100 million shares, approved an amendment to its Non-qualified Stock Option and Stock Grant Plan to increase the number of shares reserved thereunder to 10 million, and ratified the appointment of StarkSchenkein, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2010.

Election results for the directors elected by the shareholders are as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
William W. Reid	31,772,907	766,001	10,914,336
Jason D. Reid	31,833,130	705,778	10,914,336
Bill M. Conrad	29,669,061	2,869,847	10,914,336
Isac Burstein	29,659,261	2,879,647	10,914,336
Tor Falck	32,515,183	23,725	10,914,336

Election results for the proposal to amend the Company’s Articles of Incorporation to increase its authorized capital from 60 million shares of common stock to 100 million shares of common stock  are as follows:

For	Against	Abstain	Broker Non-Votes
42,858,547	561,211	33,486	0

Election results for the proposal to amend its Non-qualified Stock Option and Stock Grant Plan to increase the number of shares reserved for issuance under the plan to 10 million are as follows:

For	Against	Abstain	Broker Non-Votes
28,756,798	3,751,800	30,310	10,914,336

Election results for the ratification of the appointment of StarkSchenkein, LLP as the independent registered public accounting firm for the year ending December 31, 2010 are as follows:

For	Against	Abstain	Broker Non-Votes
37,951,021	5,216,659	285,564	0

Item 7.01	Regulation FD

On November 4, 2010, in connection with its annual meeting, the Company made a presentation to the shareholders in attendance at the meeting.  A copy of the slides presented at the meeting is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1        Presentation dated November 4, 2010.

Cautionary Statement for Purposes of the "Safe Harbor "Provisions of the Private Securities Litigation Reform Act of 1995.

With the exception of historical matters, the matters discussed in this report include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding future exploration and development activities and the decisions of third parties over which the Company has no control. Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions and future drilling results, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2009, and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release. Readers are cautioned not to put undue reliance on forward-looking statements.

U.S. investors should be aware that the Company has no “reserves” as defined by Guide 7 adopted by the United States Securities and Exchange Commission (SEC) and are cautioned not to assume that any part or all of the mineralization will ever be confirmed or converted into Guide 7 compliant “reserves.”

SIGNATURE

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: November 4, 2010	By:	/s/ William W. Reid
	Name:	William W. Reid
	Title:	Chief Executive Officer

The following is a list of the Exhibits filed with this report.

Exhibit Number	Description of Exhibit

99.1	Presentation dated November 4, 2010.